Exhibit 99.1

AgEagle Aerial Systems Announces Effectiveness of Reverse Stock Split

WICHITA, Kan. –February 9, 2024 – (GLOBE NEWSWIRE) – AgEagle Aerial Systems Inc. (NYSE American: UAVS) (the “Company”), a leading provider of full stack drone, sensors and software solutions for customers worldwide in the commercial and government verticals, today announced that, on February 8, 2024, AgEagle Aerial Systems Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation, as amended to date, (the “Charter Amendment”) effecting a 1-for-20 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for the primary purpose of increasing the per share price of the Company’s Common Stock in order to maintain the listing of its Common Stock on the NYSE American. The Reverse Stock Split was previously approved by the Company’s stockholders and the Board of the Directors of the Company and became effective on February 9, 2024.

As a result of the Reverse Stock Split, every twenty (20) shares of the Company’s issued and outstanding common stock were converted into one (1) share of issued and outstanding common stock. The number of authorized shares remains unchanged. The Reverse Stock Split was effected simultaneously for all of the Company’s outstanding Common Stock and the exchange ratio will be the same for all of the Company’s outstanding Common Stock. The Reverse Stock Split will affect all of the Company’s shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of the Company’s shareholders owning a fractional share. Each stockholder and holders of options and warrants otherwise entitled to a fractional share resulting from the Reverse Stock Split will receive such additional fractions of a share to round up to a full share. It will not be necessary for stockholders to exchange their existing stock certificates for new stock certificates in connection with the Reverse Stock Split. Stockholders who hold their shares in brokerage accounts are not required to take any action to exchange their shares. The Reverse Stock Split will have no impact on shareholders’ proportionate equity interests or voting rights in the Company or the par value of the Company’s common stock, which remains unchanged.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. For more detailed information relating to this transaction, please refer to the related Form 8-K to be filed with the U.S. Securities and Exchange Commission.

About AgEagle Aerial Systems Inc.

Through its three centers of excellence, AgEagle is actively engaged in designing and delivering best-in-class flight hardware, sensors and software that solve important problems for its customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack drone solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our website at www.ageagle.com

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from management’s current expectations include those risks and uncertainties relating to our competitive position, the industry environment, potential growth opportunities, and the effects of regulation and events outside of our control, such as natural disasters, wars or health epidemics. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Investor Relations:
Email: UAVS@ageagle.com

Media:
Email: media@ageagle.com